                          LEHMAN BROTHERS HOLDINGS INC.

                                       and

                          CITIBANK, N.A., Warrant Agent

                                       and

                     LEHMAN BROTHERS INC., Calculation Agent

                                 ---------------

                                WARRANT AGREEMENT

                            dated as of May 11, 2005

                                 ---------------

                               2,000,000 Warrants

                       Nikkei 225(SM) Index Call Warrants

                              Expiring May 8, 2007

                                TABLE OF CONTENTS

                                                                                             PAGE

ARTICLE I ISSUANCE OF WARRANTS AND FORM, EXECUTION, DELIVERY AND

    SECTION 2.03.   Discontinuance of a Relevant Index; Alteration of Method of

    SECTION 2.08.   Denominations; Maximum Number of Exercisable Warrants; Minimum

                                       i

    SECTION 7.03.   Notices and Demands to the Company, the Warrant Agent and the

TESTIMONIUM

SIGNATURES

EXHIBIT A - Form of Global Warrant Certificate

EXHIBIT B - Exercise Notice

EXHIBIT C - Confirmation of Exercise/Notice of Rejection

EXHIBIT D - Notice of Rejection Relating to Limit Option

                                       ii

     WARRANT AGREEMENT, dated as of May 11, 2005, among LEHMAN BROTHERS HOLDINGS
INC., a Delaware corporation (the "Company"), CITIBANK, N.A., a national banking association (the "Warrant Agent"), and LEHMAN BROTHERS INC., a Delaware
corporation (the "Calculation Agent").

     WHEREAS the Company proposes to sell warrants (the "Warrants" or, individually, a "Warrant") representing the right to receive from the Company an amount, if any, in U.S. dollars determined by reference to any increase in the value of the Relevant Index on the terms and conditions set forth in this
Agreement; and

     WHEREAS the Company desires the Warrant Agent to act on behalf of the
Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer and exercise of the Warrants, and the Company desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred and exercised.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                         ISSUANCE OF WARRANTS AND FORM,
                      EXECUTION, DELIVERY AND REGISTRATION
                                   OF WARRANTS

     SECTION 1.01. Issuance of Warrants. (a) The Warrants will constitute direct, unconditional and unsecured obligations of the Company and will rank equally with the Company's other unsecured contractual obligations and with the
Company's unsecured and unsubordinated debt.

     (b) The Warrants will be issued in book-entry form and represented by one or more global certificates (each a "Global Warrant Certificate"). Each Warrant shall represent the right, subject to the provisions contained herein, to receive the Cash Settlement Value of such Warrant upon exercise. In no event shall a registered or beneficial holder of a Warrant (each a "Warrantholder") be entitled to receive any interest on any Cash Settlement Value. A Warrant will not require or entitle a Warrantholder to receive any of the underlying stocks comprising the Relevant Index (the "Underlying Shares") from the Company. The
Company shall not be under any obligation to, nor will it, sell the Underlying
Shares to, or purchase or take delivery of any such Underlying Share from,
Warrantholders in connection with the exercise of any Warrants.

     (c) Warrantholders shall not be entitled to hold Warrants in certificated form through Clearstream Banking, societe anonyme ("Clearstream"), or the
Euroclear System operated by Morgan Guaranty Trust's Brussels Office
("Euroclear").

     SECTION 1.02. Form, Execution and Delivery of Warrant Certificates. (a)
Each Global Warrant Certificate shall be evidenced by a certificate in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. Each Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed, or of the
Depository, or to conform to usage.

     (b) The Warrant Agent is authorized, upon receipt of a Global Warrant
Certificate from the Company, duly executed on behalf of the Company, and a written order from the Company, to countersign such Global Warrant Certificate.
The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall deliver the Global
Warrant Certificate to or upon the order of the Company. One or more Global
Warrant Certificates may be executed by the Company and delivered to the Warrant
Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time.

     The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Warrants, and in connection therewith the Global Warrant Certificate may be exchanged for a new Global Warrant
Certificate to reflect the issuance by the Company of such additional Warrants.
To effect such an exchange the Company shall deliver to the Warrant Agent a new
Global Warrant Certificate duly executed on behalf of the Company and a written instruction as provided in this Section 1.02. The Warrant Agent shall authenticate the new Global Warrant Certificate as provided in this Section and shall deliver the new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the
Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository, destroy such Global Warrant Certificate and provide a certificate of destruction to the Company.

     (c) In case any officer of the Company who shall have signed a Global
Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Global Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Global Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Global Warrant Certificate had not ceased to be such officer of the Company; and the Global Warrant
Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

     (d) The Global Warrant Certificate will initially be registered in the name of a nominee of The Depository Trust Company (the "Depository", which term, as used herein, includes any successor securities depository selected by the
Company). The Warrant holdings of the Depository participants (the
"Participants") will be recorded on the books of the Depository. The holdings of customers of the Participants and the identity of the Warrantholders will be reflected on the books and records of such Participants and will not be known to the Warrant

Agent, the Company, the Calculation Agent or the Depository. The Global Warrant
Certificate will be held by the Depository or its agent.

     The Company may from time to time select a new entity to act as Depository with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent written notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the
Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the
Global Warrant Certificate, the Exercise Notice and the related notices to be delivered in connection with an exercise to reflect the selection of the new
Depository.

     (e) Except as otherwise provided herein or in the Global Warrant
Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the
Warrant Agent may prescribe, only to the Depository, to another nominee of the
Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the
Warrant Agent and the Company, duly executed by the registered holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in New York City or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant
Certificate shall be issued to the transferee and the surrendered Global Warrant
Certificate shall be canceled by the Warrant Agent.

     The Global Warrant Certificate may be transferred as provided above at the option of the holder thereof, when surrendered to the Warrant Agent's Office, or at the office of any successor Warrant Agent (as provided in Section 5.03 hereof), for another Global Warrant Certificate of like tenor and representing an equal number of unexercised Warrants.

     (f) Except as provided in Section 1.03 hereof, no service charge shall be made for any registration of transfer or exchange of Global Warrant
Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Global Warrant Certificates, other than exchanges pursuant to this Section 1.02 not involving any transfer.

     SECTION 1.03. Mutilated or Missing Warrant Certificates. (a) If any Global
Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global
Warrant Certificate, or in lieu of the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equal number of unexercised Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction)
upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Global Warrant Certificate, written direction from the Company, and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     (b) In case all of the Warrants evidenced by any such mutilated, lost, stolen or destroyed Global Warrant Certificate have been or are about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Global Warrant Certificate, direct the Warrant
Agent in writing to treat the same as if it had received an Exercise Notice in proper form in respect thereof, as provided herein, or as being subject to automatic exercise (pursuant to Section 2.07 hereof) , as the case may be.

     (c) Each new Global Warrant Certificate issued pursuant to this Section
1.03 in lieu of any lost, stolen or destroyed Global Warrant Certificate shall be an original, additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Global Warrant Certificate shall at any time be enforceable by anyone, and shall be entitled to the same benefits under this
Agreement equally and proportionately with any and all other Global Warrant
Certificates duly issued hereunder.

     (d) Upon the issuance of any new Global Warrant Certificate in accordance with this Section 1.03, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant
Agent and the reasonable fees of its counsel) connected therewith.

     (e) The provisions of this Section 1.03 are exclusive and shall preclude
(to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Global Warrant
Certificates.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANTS

     SECTION 2.01. Duration of Warrants; Exercise Notice. Subject to the
limitations set forth herein and in Sections 2.07 and 2.08(b) hereof, each
Warrant may be irrevocably exercised in whole but not in part on any Business
Day from July 10, 2005 until 3:00 p.m., New York City time, on the earlier of
(i) the Business Day immediately preceding May 8, 2007 (May 8, 2007 being referred to herein as the "Expiration Date") and (ii) the Business Day immediately preceding the Delisting Date, if any. Except in the event of automatic exercise, each Warrant shall be irrevocably exercised upon receipt by the Warrant Agent of such Warrant delivered free on the records of the
Depository to the Warrant Agent's Depository Participant Account (entitled
Citibank, N.A. Corporate Trust Warrant Agent Account, No. 9082, or such other account at the Depository as the Warrant Agent shall designate in writing to the
Company) (the "Warrant Account") pursuant to an Exercise Notice to the Warrant
Agent from a Participant, in the case of Warrants held through the facilities of the Depository, a Clearstream participant, in the case of Warrants held through
Clearstream, or a Euroclear participant, in the case of Warrants held through
Euroclear, acting, directly or indirectly, on behalf of the Warrantholder;
provided, however, that Exercise Notices are subject to rejection by the Warrant
Agent as provided herein. Except with respect to the Limit Option (as described in Section 2.04 hereof), an Exercise Notice

shall be unconditional. Except as provided in Section 2.02(b) hereof, the
Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it. "Exercise Notice" means an irrevocable exercise notice to the Warrant Agent at its address, which notice shall be substantially in the form set forth in Exhibit B hereto or such other form as the Company and the Warrant Agent may approve and may be given by facsimile transmission.

     SECTION 2.02. Exercise and Delivery of Warrants. (a) Except for Warrants
(x) subject to automatic exercise (as described in Section 2.07 hereof), (y) for which exercise is delayed pursuant to Section 2.08(b) hereof or (z) held through the facilities of Clearstream or Euroclear, and subject to the Limit Option, the
"Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant
Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 p.m., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice after 3:00 p.m., New York City time, on a Business Day, then the Business Day following such Business Day.

     In the case of Warrants held through the facilities of Clearstream or
Euroclear, except for Warrants subject to automatic exercise, and subject to the
Limit Option, the "Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 p.m.,
New York City time, on such day; provided that the Warrant is received by the
Warrant Agent by 3:00 p.m., New York City time, on the Valuation Date, or (ii)
if the Warrant Agent receives such Exercise Notice after 3:00 p.m., New York
City time, on a Business Day, then the Business Day following such Business Day;
provided that the Warrant is received by 3:00 p.m., New York City time, on the
Valuation Date relating to exercises of Warrants on the applicable Valuation
Day. In the event that a Warrant is received after 3:00 p.m., New York City time, on the applicable Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a
Business Day, the following Business Day. In the case of Warrants held through the facilities of Euroclear, (a) participants must also transmit, by facsimile, to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by
3:00 p.m., New York City time, on the desired Exercise Date and (b) Euroclear must confirm (a "Euroclear Confirmation") by telex to the Warrant Agent by 9:00
a.m., New York City time, on the applicable Valuation Date that the Warrants will be received by the Warrant Agent on such date; provided that if such telex communication is received after 9:00 a.m., New York City time, on the applicable
Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

     (b) The Warrant Agent shall, in the case of Warrants other than those held through Clearstream or Euroclear, following receipt of a properly delivered
Warrant in accordance with Section 2.02(a) hereof, accompanied by an Exercise
Notice, and, in the case of Warrants held through Clearstream or Euroclear, following receipt of a properly delivered Exercise Notice in accordance with
Section 2.02(a) hereof:

          (i) promptly (1) for Warrants not held through Clearstream or
     Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form and (2) for Warrants held through Clearstream or
     Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by

     Clearstream or the Euroclear participant tendering such Warrant, as applicable; and, in either case, if the Warrant Agent determines that the
     Exercise Notice has not been duly completed or is not in proper form, the
     Warrant Agent promptly shall (X) reject such Exercise Notice and shall send to the entity that executed such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit C hereto and shall redeliver such Warrants (to the extent received in the case of Warrants held through
     Clearstream or Euroclear) free through the facilities of the Depository to the account from which they were transferred to the Warrant Agent and (Y)
     shall not take the actions required by clauses (ii)-(ix) below with respect to such Exercise Notice or the related Warrants; provided, however, that the Warrant Agent shall deliver a copy of the Exercise Notice relating to such Warrants to the Company as required by clause (ix) below and the
     Company may waive any defect in the form of such Exercise Notice;

          (ii) with respect to each Warrant held through Euroclear for which an
     Exercise Notice was received, promptly telephone Euroclear to determine whether Euroclear anticipates that it will be able to provide a Euroclear
     Confirmation as required by Section 2.02(a) hereof;

          (iii) notify the Company and the Calculation Agent (and such other parties (not to exceed two) as the Company shall designate in writing) by
     5:00 p.m., New York City time, on the Business Day that such Exercise
     Notice has been received (or shall be deemed to have been received) of (A)
     the total number of Warrants covered by such Exercise Notice, (B) the number of such Warrants subject to the Limit Option, (C) the number of such
     Warrants not subject to the Limit Option and (D) the number of such
     Warrants, if any, as to which Euroclear has not advised the Warrant Agent that it anticipates being able to provide a Euroclear Confirmation as required by Section 2.02(a) hereof;

          (iv) with respect to Warrants held through Euroclear, determine whether the Warrant Agent has received by 9:00 a.m., New York City time, on the Valuation Date relating to such Warrants, Euroclear Confirmations with respect to such Warrants as required by Section 2.02(a) hereof, and if the
     Warrant Agent has not received any such Euroclear Confirmation by such time, notify the Company and the Calculation Agent (and such other parties
     (not to exceed two) as the Company shall designate in writing) by 10:00
     a.m., New York City time, on such Valuation Date of the number of such
     Warrants in respect of which the Warrant Agent has not received such
     Euroclear Confirmations and (except to the extent the Company has notified the Warrant Agent that it has waived the requirement of timely delivery of such Euroclear Confirmation) send to the Euroclear participant that executed such Exercise Notice for which no related Euroclear Confirmation was received (at the address specified in such notice) a notice of rejection substantially in the form set forth in Exhibit C hereto;

          (v) if any of the Warrants covered by such Exercise Notice constitute
     Warrants subject to the Limit Option, the Warrant Agent shall, by 5:00
     p.m., New York City time, on the applicable Valuation Date for such
     Warrants, (A) obtain from the Calculation Agent the Closing Index Level and the applicable Limit Option Index Level for the Scheduled Trading Day that, but for the provisions of Section 2.04 hereof, would

     be the Valuation Date for such Warrants, (B) determine in accordance with
     Section 2.04 hereof whether such Warrants will be subject to exercise after giving effect to the Limit Option and, if such Warrants will not be subject to exercise, send to the Participant that submitted such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit D hereto with respect to such Warrants and (to the extent received in the case of
     Warrants held through Clearstream and Euroclear), redeliver the Warrants free through the facilities of the Depository to the account of such
     Participant and (C) notify the Company and the Calculation Agent as to whether such Warrants will be subject to exercise;

          (vi) by 5:00 p.m., New York City time, on the Exercise Date for such
     Warrants, (A) determine the sum of (1) the number of such Warrants not subject to the Limit Option (that is, the number of Warrants determined pursuant to clause (iii)(C) above) plus (2) the number of such Warrants with respect to which the Limit Option has been elected but that, notwithstanding such election, will be subject to exercise (that is, the number of Warrants so identified pursuant to clause (v)(B) above) (all of such Warrants determined pursuant to (1) and (2), the "Exercised Warrants")
     and (B) notify the Company and the Calculation Agent of the total number of
     Exercised Warrants so determined (if such number is zero, the Warrant Agent shall not take the actions required by clauses (vii) and (viii) below with respect to such Exercise Notice or the related Warrants);

          (vii) obtain from the Calculation Agent the calculation of the Cash
     Settlement Value of the Exercised Warrants (excluding any Warrants held through Clearstream or Euroclear as to which timely delivery of the related
     Warrant has not been made) as of their Valuation Date in the manner set forth in Section 2.02(c) hereof by no later than 5:00 p.m., New York City time, on the applicable Valuation Date;

          (viii) notify the Company (and such other parties (not to exceed two)
     as the Company shall designate in writing) by 5:00 p.m., New York City time, on the applicable Valuation Date of the aggregate Cash Settlement
     Value payable in respect of the Exercised Warrants, and send notices of confirmation substantially in the form included in Exhibit C to the appropriate Participant specifying therein the reference number assigned by the Warrant Agent to each accepted Exercise Notice; and

          (ix) promptly deliver a copy of each Exercise Notice to the Company and advise the Company of such other matters relating to the Exercised
     Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 shall be by telephone (promptly confirmed in writing) or telecopy.

     Except in the case of Warrants subject to automatic exercise (as described in Section 2.07 hereof), if on any applicable Valuation Date the Cash Settlement
Value for any Warrants then exercised would be zero, then the attempted exercise of such Warrants shall be void and of no effect and such Warrants shall be transferred by the Warrant Agent back to the Participant (including Clearstream and Euroclear) that submitted them free to the Warrant Agent on the records of the Depository (to the extent received in the case of Warrants held through

Clearstream or Euroclear) and, in any such case, the Warrants in question shall remain outstanding and exercisable thereafter.

     (c) The Company shall make available to the Warrant Agent, not later than
3:00 p.m., New York City time, on the third Business Day following the Valuation
Date (the "Settlement Payment Date"), funds in an amount sufficient to pay the aggregate Cash Settlement Value of the Exercised Warrants. If the Company has
made such funds available as provided in the preceding sentence, the Warrant
Agent will be responsible for making funds available to the Depository in accordance with procedures agreed upon between the Depository and the Warrant
Agent, against receipt of the Global Warrant Certificate, after 3:00 p.m., New
York City time, but prior to the close of business, on the Settlement Payment
Date, such funds to be in an amount equal to the aggregate Cash Settlement Value of the Warrants that were delivered to the Warrant Agent (together with the related Exercise Notice) as provided in Sections 2.01 and 2.02(a) and (b)
hereof. The Depository will be responsible for disbursing such funds to each appropriate Participant, and such Participant will be responsible for disbursing such funds to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

     (d) The Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants that were delivered to the Warrant Agent and for which payment has been made as provided in Section 2.02(c) hereof promptly after such delivery and payment.
Absent manifest error, the Warrant Agent's records shall be conclusive evidence of such matters.

     SECTION 2.03. Discontinuance of a Relevant Index; Alteration of Method of
Calculating a Relevant Index.(a) If the publisher of a Relevant Index discontinues publication of such index and such publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion exercised in good faith, to be comparable to the discontinued Relevant Index, then that successor or substitute index shall be deemed to be the Relevant Index and the Calculation Agent shall determine the
Final Index Level to be used for purposes of computing the Cash Settlement Value by reference to the Final Index Level of such successor or substitute index on the date that the Final Index Level of the Relevant Index is to be determined.

     If the publisher of a Relevant Index discontinues publication of such index and the Calculation Agent determines that no successor or substitute index is available at such time, or if the publisher of such Relevant Index fails to calculate and publish the closing level for the Relevant Index on the Valuation
Date in accordance with customary practice, then, on such date, the Calculation
Agent shall determine the Final Index Level of the Relevant Index to be used. In such circumstances, the Final Index Level of the Relevant Index shall be computed by the Calculation Agent in accordance with the formula for and method of calculating the Relevant Index last in effect prior to such discontinuance or failure to publish, using the Closing Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) on such date of each security most recently comprising the
Relevant Index on the Relevant Exchange on which such security trades.

     (b) If at any time the Calculation Agent determines that the method of calculating a Relevant Index, or the Closing Index Level thereof on any particular day, is changed in a material respect, or if the Relevant Index is in any other way modified so that such Relevant Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Relevant Index had such changes or modifications not been made, then, from and after such time, the
Calculation Agent will, at the Close of Trading of the Relevant Exchanges on which the securities comprising the Relevant Index are traded, on any date that the Final Index Level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to the Relevant Index as if such changes or modifications had not been made, and calculate the Final Index Level on any particular day and the Cash Settlement Value with reference to the Relevant
Index, as adjusted. Accordingly, if the method of calculating the Relevant Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified, then the Calculation Agent shall adjust such index in order to arrive at a level of the Relevant Index as if it had not been modified.

     SECTION 2.04. Limit Option. Except in the event of an automatic exercise
(as described in Section 2.07 hereof), in connection with any exercise of
Warrants, the related Exercise Notice may specify that such exercise is subject to the condition that the Final Index Level that would otherwise be used to determine the Cash Settlement Value of such Warrants shall not have declined by five percent (5%) or more from the Limit Option Index Level for such Warrants.
"Limit Option Index Level", with respect to any Warrants subject to the Limit
Option, means the last available Closing Index Level as of the applicable
Exercise Date. The option of a Warrantholder to condition an exercise of
Warrants as provided in this Section 2.04 is herein referred to as the "Limit
Option". If a Warrantholder elects the Limit Option in connection with any exercise of Warrants, the following provisions shall apply:

          (i) to be valid, such election must be specified in the related
     Exercise Notice. Each of the Warrant Agent and the Company shall be entitled to rely conclusively on such Exercise Notice, as received by the
     Warrant Agent, in determining whether such election has been validly made;

          (ii) the Limit Option Index Level shall be determined by the
     Calculation Agent, which determination shall be conclusive and binding for all purposes relating to such exercise;

          (iii) in the event that the Closing Index Level for the first
     Scheduled Trading Day following the applicable Exercise Date (that is, for the day that, but for the provisions of this Section 2.04, would be the
     Valuation Date for such Warrants) has declined by five percent (5%) or more from the Limit Option Index Level for such Warrants, the Warrant Agent shall determine that such Warrants (A) shall not be subject to exercise and shall be treated for all purposes of this Agreement and each Global Warrant
     Certificate as if the related Exercise Notice had never been received by the Warrant Agent, and (B) shall not constitute "Exercised Warrants" for purposes of Section 2.02(b) hereof. If such Closing Index Level has not declined by five percent (5%) or more from such Limit Option Index Level, the Warrant Agent shall determine that such Warrants shall be subject to exercise as provided in Section 2.02 hereof and shall be

     deemed to be "Exercised Warrants" for such purposes. The Warrant Agent's determination shall be conclusive and binding for all purposes relating to such Warrants; and

          (iv) once elected by a Warrantholder in connection an exercise of
     Warrants, the Limit Option will continue to apply, on the basis of the
     Limit Option Index Level as initially determined for such Warrants, even if the Valuation Date for such Warrants is postponed, except when such
     Valuation Date is postponed to a date of automatic exercise of Warrants.
     Pursuant to the Limit Option, such Warrants will either (a) be exercised on a delayed basis if the Closing Index Level on any applicable postponed
     Valuation Date is not less than the Limit Option Index Level by five percent (5%) or more or (b) not be exercised if, on any applicable postponed Valuation Date, the Closing Index Level is less than the Limit
     Option Index Level by five percent (5%) or more.

     SECTION 2.05. Market Disruption Events. If the Calculation Agent determines that on a Scheduled Trading Day that would otherwise be a Valuation Date a
Market Disruption Event has occurred and is continuing, then the Final Index
Level to be used in the calculation of the Cash Settlement Value in respect of an exercise of Warrants shall be calculated using as the Valuation Date the next
Scheduled Trading Day on which there is not a Market Disruption Event; provided, however, if a Market Disruption Event occurs on each of the eight Scheduled
Trading Days following the originally scheduled Valuation Date, then (a) that eighth Scheduled Trading Day shall be deemed the Valuation Date and (b) the
Calculation Agent shall determine the Final Index Level based upon its good faith estimate of the level of the Relevant Index on that eighth Scheduled
Trading Day.

     A "Market Disruption Event" with respect to the Relevant Index will occur on any day if the Calculation Agent determines in its sole discretion that any of the following have occurred:

          (i) A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the Relevant Index, by the Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that
     Relevant Exchange or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by the New York
     Stock Exchange, any other exchange, quotation system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B may be considered material;

          (ii) A material suspension of, or limitation imposed on, trading in futures or options contracts relating to the Relevant Index by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise;

                                       10

          (iii) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for the securities that then comprise 20% or more of the Relevant Index on the Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the Close of
     Trading on such day;

          (iv) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the
     Relevant Index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the Close of Trading on such day; or

          (v) The closure of the Relevant Exchanges on which the securities that then comprise 20% or more of the Relevant Index are traded or on which futures or options contracts relating to the Relevant Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the
     Relevant Exchanges and (2) the submission deadline for orders to be entered into the Relevant Exchanges for execution at the Close of Trading on such day.

     For purposes of determining whether a Market Disruption Event has occurred, the relevant percentage contribution of a security to the level of the Relevant
Index will be based on a comparison of (x) the portion of the level of the
Relevant Index attributable to that security and (y) the overall level of the
Relevant Index, in each case immediately before the occurrence of the Market
Disruption Event.

     SECTION 2.06. Delisting of Warrants. In the event the Warrants are delisted from, or permanently suspended from trading on (within the meaning of the
Securities Exchange Act of 1934, as amended), the AMEX and not accepted at the same time for listing on another United States national securities exchange,
Warrants not previously exercised will be deemed automatically exercised on the
Delisting Date, and the Cash Settlement Value shall be calculated and settled as provided in Section 2.02 hereof. The Company will notify the Warrant Agent in writing, who will notify the Warrantholders as soon as practicable of such delisting or trading suspension. However, if the Company first receives notice of the delisting or suspension on the same day on which the Warrants are delisted or suspended, such day will be deemed the Delisting Date.

     SECTION 2.07. Automatic Exercise of Warrants.(a) All Warrants for
which the Warrant Agent has not received an Exercise Notice in proper form at or prior to 3:00 p.m., New York City time, on the earlier of (i) the Business Day immediately preceding the Expiration Date or (ii) the Business Day immediately preceding the Delisting Date, if any, or for which the Warrant Agent has received an Exercise Notice in proper form but with respect to which timely delivery of the relevant Warrants has not been made, will be deemed automatically exercised on such date without any requirement of an Exercise
Notice to the Warrant Agent. The Exercise Date for such Warrants shall be the
Expiration Date or the Delisting Date, as the case may be, or if such date is not a Business Day, the following Business Day. The Valuation Date for such
Warrants shall be the Scheduled Trading Day immediately following the date of automatic

                                       11

exercise, subject to postponement in the event of a Market Disruption Event, as described in Section 2.05 hereof.

     (b) The Warrant Agent shall by 5:00 p.m., New York City time, on the
Expiration Date or the Delisting Date, as the case may be, notify the Company and the Calculation Agent (and such other parties (not to exceed two) as the
Company shall designate in writing) of the number of Warrants to be automatically exercised on such day. The Warrant Agent shall (i) by 5:00 p.m.,
New York City time, on the applicable Valuation Date, obtain from the
Calculation Agent the calculation of the Cash Settlement Value (as determined by the Calculation Agent in the manner provided in Section 2.02(c) hereof) of the
Warrants to be automatically exercised, (ii) by 5:00 p.m., New York City time, on the applicable Valuation Date, notify the Company (and such other parties
(not to exceed two) as the Company shall designate in writing) of the aggregate
Cash Settlement Value payable in respect of such automatically exercised
Warrants and (iii) advise the Company of such other matters relating to the automatically exercised Warrants as the Company shall reasonably request.

     (c) The Company shall make available to the Warrant Agent, not later than
3:00 p.m., New York City time, on the third Business Day after the applicable
Valuation Date for automatically exercised Warrants (the "Automatic Settlement
Payment Date"), funds in an amount sufficient to pay the aggregate Cash
Settlement Value of such Warrants. If the Company has made such funds available as provided in the preceding sentence, the Warrant Agent will be responsible for making funds available to the Depository in accordance with procedures agreed upon between the Depository and the Warrant Agent, against receipt of the Global
Warrant Certificate, after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Settlement Payment Date, such funds to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise. The Depository will be responsible for disbursing such funds to each appropriate Participant, and such Participant will be responsible for disbursing such funds to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

     SECTION 2.08. Denominations; Maximum Number of Exercisable Warrants;
Minimum Number of Exercisable Warrants.(a) The Warrants will be issued in denominations of 100 Warrants and whole multiples of 100.

     (b) All exercises of Warrants (except in the case of automatic exercise of
Warrants as described in Section 2.07 hereof) shall be subject, at the
Calculation Agent's option, to the limitation that not more than 400,000
Warrants in total may be exercised on any Exercise Date. If any Business Day would otherwise, under the terms of this Agreement, be the Exercise Date in respect of more than 400,000 Warrants, then at the Calculation Agent's option
(by giving notice thereof to the Warrant Agent not later than 5:00 p.m., New
York City time, on the Business Day immediately following such Exercise Date),
400,000 of such Warrants (selected by the Warrant Agent on a pro rata basis)
shall be deemed exercised on such Exercise Date, and the remainder of such
Warrants (the "Remaining Warrants") shall be deemed exercised on the following
Business Day (subject to successive applications of this Section 2.08).
Remaining Warrants shall be deemed exercised in the order of their respective initial Exercise Dates, and Remaining Warrants shall be deemed exercised before any other Warrants initially exercised

                                       12

after such Remaining Warrants. The date on which any Warrant is deemed exercised under this Section 2.08(b) shall for all purposes of this Agreement be the
"Exercise Date" in respect of such Warrant.

     (c) No fewer than 500 Warrants may be exercised by a Warrantholder at any one time, except in the case of automatic exercise of Warrants.

     SECTION 2.09. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that (a) it will not seek the delisting of the
Warrants from, or suspension of their trading on, the AMEX unless the Company has, at the same time, arranged for listing of the Warrants on another United
States national securities exchange and (b) upon written request, it will furnish any Warrantholder with a list of the then-current Underlying Shares.

     SECTION 2.10. Return of Money Held Unclaimed for Two Years. Except as
otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement
Value shall have become due and payable shall be repaid by the Warrant Agent to the Company and the holders of such Warrants shall thereafter look only to the
Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease;
provided, however, that the Warrant Agent, before making any such repayment, may at the expense of the Company notify the Participants concerned, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company.

     SECTION 2.11. Return of Global Warrant Certificate. At such time as all of the Warrants evidenced by a Global Warrant Certificate have been exercised
(including pursuant to an automatic exercise) and all payments to the
Participants made as provided herein, the Warrant Agent shall, upon written direction from the Company, destroy the canceled Global Warrant Certificate
(unless instructed by the Company in writing to deliver the Global Warrant
Certificate to the Company) and shall provide a certificate of destruction to the Company.

                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANTHOLDERS

     SECTION 3.01. Warrantholder May Enforce Rights. Notwithstanding any of the
provisions of this Agreement, any Warrantholder, without the consent of the
Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement.

     SECTION 3.02. Merger, Consolidation, Sale, Transfer or Conveyance. If at
any time there shall be a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of substantially all of the assets of

                                       13

the Company, then the successor or assuming corporation shall succeed to and be substituted for the Company under this Agreement and the Warrants, with the same effect as if it had been named herein and in any Global Warrant Certificate as the Company. The Company shall thereupon be relieved of any further obligation hereunder or under the Warrants and may at any time thereafter be dissolved, wound up or liquidated. In any case of any such consolidation or merger involving the Company or sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, any changes in phraseology and form (but not in substance) that may be appropriate may be made in the Global
Warrant Certificates delivered thereafter.

     The Warrant Agent may rely on a written opinion of counsel as conclusive evidence that any such consolidation or merger involving the Company or sale, transfer, conveyance (other than by way of lease) or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.02.

                                   ARTICLE IV

                        WARRANTS ACQUIRED BY THE COMPANY;
                     PAYMENT OF TAXES; TAXATION OF WARRANTS

     SECTION 4.01. Warrants Acquired by the Company. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be surrendered free through a Participant to the Depository for credit to the account of the Warrant Agent maintained at the Depository, and if so credited, the Warrant Agent shall promptly note the cancellation of such
Warrants by notation on the records of the Warrant Agent. Such Warrants may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depository.

     Any canceled Global Warrant Certificate held by the Warrant Agent under this Agreement shall be destroyed by the Warrant Agent unless otherwise directed in writing by the Company, and the Warrant Agent shall deliver a certificate of destruction to the Company evidencing the same.

     SECTION 4.02. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of Warrants;
provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants, which tax or other governmental charge shall be paid by the appropriate
Warrantholder.

     SECTION 4.03. Taxation of Warrants. The Company intends to treat and, by purchasing a Warrant, the Warrantholder agrees to treat, for all tax purposes, a
Warrant as a cash settlement option within the meaning of section 1234(c) of the
Internal Revenue Code of 1986, as amended.

                                       14

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

     SECTION 5.01. Warrant Agent. (a) The Company hereby appoints Citibank, N.A.
("Citibank") as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and Citibank hereby accepts such appointment.

     The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon
it. All of the terms and provisions with respect to such powers and authority contained in any Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

     (b) Citibank covenants and agrees to maintain an office, staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Agreement, including, without limitation, the payment of the Cash Settlement Value, as calculated by the Calculation Agent, and the timely settlement of the Warrants upon exercise thereof.

     SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent
accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Warrantholders shall be subject:

     (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant
Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the
Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and its officers, directors, agents and employees for, and to hold it and them harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant
Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. This section shall survive the termination of this Agreement and the earlier removal or resignation of the Warrant Agent.

     (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

     (c) The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

     (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction,

                                       15

consent, certificate, affidavit, statement or other paper or document believed by it to be genuine and to have been presented or signed by the proper parties, and the Warrant Agent may, if it shall deem it necessary or desirable, request such papers or documents prior to taking any action hereunder.

     (e) The Warrant Agent, and its officers, directors, agents and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of Warrants or other obligations of the
Company as freely as if it were not the Warrant Agent hereunder.

     (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this
Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

     (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Global Warrant Certificates
(except its countersignature thereof).

     (h) The recitals contained herein and in the Global Warrant Certificates
(except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

     (i) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant
Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in any Global
Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.03 hereof, to make any demand upon the Company.

     (j) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

     (k) The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or

                                       16

nominees appointed with due care, and shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

     SECTION 5.03. Resignation and Appointment of Successor. (a) The Company
agrees, for the benefit of the Warrantholders, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.10 hereof, whichever occurs earlier.

     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof and having an office in the Borough of Manhattan, New York City) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant
Agent has not been appointed and accepted its duties within 90 days of the
Warrant Agent's notice of resignation or its removal, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor
Warrant Agent. The obligation of the Company under Section 5.02(a) hereof shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     (c) In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor
Warrant Agent and acceptance by the latter of such appointment, the Warrant
Agent so superseded shall cease to be Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant
Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then due and unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as
Warrant Agent hereunder.

                                       17

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the
Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this
Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI

                        CONCERNING THE CALCULATION AGENT

     SECTION 6.01. Calculation Agent. The Company hereby appoints Lehman
Brothers Inc. to be the Company's Calculation Agent for the purpose of performing the services described herein upon the terms and subject to the conditions set forth herein; and Lehman Brothers Inc. hereby accepts such appointment.

     SECTION 6.02. Calculations and Information Provided. (a) The Calculation
Agent will determine the Cash Settlement Value in respect of an exercise of
Warrants and will be responsible for determining each of the following items:

          (i) the Final Index Level, including any adjustments thereto, and the
     Initial Index Level;

          (ii) whether and what adjustments to any Relevant Index should be made;

          (iii) any successor or substitute index if publication of a Relevant
     Index is discontinued;

          (iv) the Final Index Level of the Relevant Index if (1) the publisher of the Relevant Index discontinues publication of such index and the
     Calculation Agent determines that no successor or substitute index is available at such time, (2) the publisher of such Relevant Index fails to calculate and publish a closing level for the Relevant Index on the
     Valuation Date in accordance with customary practice or (3) the circumstances described in the proviso of the first paragraph of Section
     2.05 hereof occur;

          (v) whether a particular day is a Scheduled Trading Day;

          (vi) whether a Market Disruption Event has occurred and the applicable
     Valuation Date;

          (vii) whether to limit the number of Warrants exercisable on any date, other than automatic exercises, to an aggregate of 400,000 as described in
     Section 2.08 hereof;

          (viii) any Limit Option Index Level; and

                                       18

          (ix) any other calculation, determination or adjustment specified as being made by the Calculation Agent in this Agreement or the relevant
     Warrants.

     The Calculation Agent shall timely notify the Warrant Agent of all such calculations, determinations and adjustment or if a Market Disruption Event with respect to the Warrants has occurred.

     (b) Any calculation or determination by the Calculation Agent under this
Agreement shall be made at the sole discretion of the Calculation Agent and shall (in the absence of manifest error) be final and binding on the Company, the Warrant Agent, the Warrantholders and any Participant. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's
Office.

     SECTION 6.03. Conditions of Calcuation Agent's Obligations. The Calculation
Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Warrantholders shall be subject:

     (a) The Calculation Agent shall act as an independent expert and not as an agent of the Company and does not assume any obligation toward, or any relationship of agency or trust for or with, any Warrantholders.

     (b) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company or the
Warrant Agent made or given under any provision of this Agreement shall be sufficient if signed by any person who the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company or the
Warrant Agent, as the case may be.

     (c) The Calculation Agent shall be obliged to perform only such duties as are set out specifically herein and any duties necessarily incidental thereto.

     (d) The Calculation Agent, whether acting for itself or in any other capacity, may become the owner or pledgee of Warrants with the same rights as it would have had if it were not acting hereunder as Calculation Agent.

     (e) The Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its gross negligence or willful misconduct.

     SECTION 6.04. Resignation and Appointment of Successor.(a) The Company
agrees, for the benefit of the Warrantholders from time to time, that there shall at all times be a Calculation Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding
Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.10 hereof, whichever occurs earlier.

     (b) Resignation, removal and appointment of the Calculation Agent shall be in accordance with the procedures set forth for the resignation, removal and appointment of the Warrant Agent, as provided in Section 5.03 hereof, except that a successor Calculation Agent

                                       19

need not be a banking institution with offices in the Borough of Manhattan, New
York City, and may only be appointed if such successor has been nominated by the
Company.

     SECTION 6.05. Compensation; Indemnification The Company agrees promptly to pay the Calculation Agent the compensation to be agreed upon with the Company for all services rendered by the Calculation Agent hereunder. The Company also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys' fees and expenses) incurred by the Calculation Agent by reason of its being made a party to a suit or claim arising out of this Agreement; provided, however, that such indemnity shall in no event apply to the extent that any such loss, liability, cost or expense is a result of the gross negligence or willful misconduct of the
Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for or in respect of any action taken or suffered to be taken in good faith by the
Calculation Agent in reliance upon written instructions from the Company. The indemnity obligation of the Company shall continue notwithstanding the termination of this Agreement or the resignation or removal of the Calculation
Agent.

                                  ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. Definitions. Set forth below are certain defined terms used in this agreement.

     "AMEX" shall mean the American Stock Exchange LLC.

     "Automatic Settlement Payment Date" shall have the meaning set forth in
Section 2.07(c) hereof.

     "Average Execution Price" means, for a security or other property, the average per unit execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Warrants.

     "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which The New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or the
AMEX is not open for trading or banking institutions or trust companies in New
York City are authorized or obligated by law or executive order to close.

     "Calculation Agent" shall have the meaning set forth in the preamble hereto.

     "Cash Settlement Value" of a Warrant shall equal an amount in U.S. dollars
(rounded down to the nearest one-hundredth of a cent) that is the greater of (A)
zero and (B) the product of (i) the quotient obtained by dividing (x) the amount, if any, by which the Final Index Level for the applicable Valuation Date exceeds the Strike Price by (y) the Initial Index Level and (ii) the Notional
Amount.

                                       20

     "Citibank" shall have the meaning set forth in Section 5.01(a) hereof.

     "Clearstream" shall have the meaning set forth in Section 1.01(c) hereof.

     "Close of Trading" shall mean, in respect of any Relevant Exchange or other exchange or quotation system, the scheduled weekday closing time on a day on which the Relevant Exchange or other exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

     "Closing Index Level" shall mean, with respect to any Relevant Index on any particular day, (a) the closing level of the Relevant Index as reported by the publisher of the Relevant Index on such day, as determined and adjusted by the
Calculation Agent pursuant to this Agreement, or (b) as otherwise determined by the Calculation Agent pursuant to this Agreement if the Relevant Index has been discontinued or in the circumstances described in the proviso of the first paragraph of Section 2.05 hereof.

     "Closing Price" shall mean, for any security underlying a Relevant Index, as determined by the Calculation Agent on any particular day, based on information reasonably available to it: (1) if the security is listed on a
Relevant Exchange, the last reported sale price per share at the Close of
Trading on such day on the Relevant Exchange; (2) if the security is not listed on a Relevant Exchange, and is listed or traded on a bulletin board, the Average
Execution Price per share of the security; or (3) as otherwise determined by the
Calculation Agent pursuant to this Agreement in the circumstances described in the proviso of the first paragraph of Section 2.05 hereof.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Delisting Date" shall mean, if the Warrants are delisted, the effective date of their delisting from, or permanent suspension from trading on, the AMEX or another United States national securities exchange and failure to list the
Warrants on another United States national securities exchange.

     "Depository" shall have the meaning set forth in Section 1.02(d) hereof.

     "Euroclear" shall have the meaning set forth in Section 1.01(b) hereof.

     "Euroclear Confirmation" shall have the meaning set forth in Section
2.02(a) hereof.

     "Exercise Date" shall have the meaning set forth in Section 2.02(a) hereof.

     "Exercise Notice" shall have the meaning set forth in Section 2.01 hereof.

     "Exercised Warrants" shall have the meaning set forth in Section
2.02(b)(vi) hereof.

     "Expiration Date" shall have the meaning set forth in Section 2.01 hereof.

                                       21

     "Final Index Level" shall mean the Closing Index Level on the applicable
Valuation Date, subject to postponement if a Market Disruption Event occurs as described in Section 2.05 hereof.

     "Global Warrant Certificate" shall have the meaning set forth in Section
1.01(b) hereof.

     "Initial Index Level" shall mean 11192.17, the Closing Index Level on May
6, 2005.

     "Limit Option" shall have the meaning set forth in Section 2.04 hereof.

     "Limit Option Index Level" shall have the meaning set forth in Section 2.04 hereof.

     "Market Disruption Event" shall have the meaning set forth in Section 2.05 hereof.

     "Notional Amount" shall equal $66.00.

     "Participants" shall have the meaning set forth in Section 1.02(d) hereof.

     "Relevant Exchange" shall mean, for each security included in a Relevant
Index, the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

     "Relevant Index" shall mean any stock index designated as such by the
Calculation Agent in accordance with this Agreement, including any successor or substitute index selected by the Calculation Agent in accordance with this
Agreement upon discontinuance of an index. The Relevant Index shall initially be the Nikkei 225(SM) Index.

     "Remaining Warrants" shall have the meaning set forth in Section 2.08(b)
hereof.

     "Scheduled Trading Day" shall mean any day on which a Relevant Index is published by its publisher or otherwise determined by the Calculation Agent pursuant to this Agreement.

     "Settlement Payment Date" shall have the meaning set forth in Section
2.02(c) hereof.

     "Strike Price" shall equal the Initial Index Value.

     "Underlying Shares" shall have the meaning set forth in Section 1.01(b)
hereof.

     "Valuation Date" for a Warrant shall mean the first Scheduled Trading Day following the Exercise Date, subject to postponement as a result of a Market
Disruption Event as described in Section 2.05 hereof.

                                       22

     "Warrant" shall have the meaning set forth in the recitals hereto. The term
"Warrants" has a corresponding meaning.

     "Warrant Account" shall have the meaning set forth in Section 2.01 hereof.

     "Warrant Agent" shall have the meaning set forth in the preamble hereto.

     "Warrant Agent's Office" shall mean 111 Wall Street, 15th Floor, New York,
New York 10043, or such other address as shall be specified in writing by the
Warrant Agent.

     "Warrantholder" shall have the meaning set forth in Section 1.01(b) hereof.

     SECTION 7.02. Amendment. (a) This Agreement and the terms of the Warrants may be amended by the Company, the Warrant Agent and the Calculation Agent,
without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, to maintain the Warrants'
listing on the AMEX or any other national securities exchange or securities association on which they are then listed, to reflect the issuance by the
Company of additional warrants or in any other manner which the Company may deem necessary or desirable and which, as determined by the Company in its sole discretion, will not adversely affect the interests of the holders of the
Warrants.

     (b) The Company, the Warrant Agent and the Calculation Agent may modify or amend this Agreement, with the consent of Warrantholders holding not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the determination of the Cash Settlement
Value of a Warrant (or any aspects of such determination) so as to reduce the amount receivable upon exercise of a Warrant, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. The Warrant Agent may, but shall not be obligated to, enter into any amendment of this Agreement that affects its rights, duties, immunities or indemnities hereunder.

     SECTION 7.03. Notices and Demands to the Company, the Warrant Agent and the
Calculation Agent. If the Warrant Agent or the Calculation Agent shall receive any notice or demand addressed to the Company by any Warrantholder pursuant to the provisions of this Agreement, the Warrant Agent or the Calculation Agent, as
the case may be, shall promptly forward such notice or demand to the Company.

     SECTION 7.04. Addresses for Notices. (a) Any communications to the Warrant
Agent with respect to this Agreement shall be addressed to Citibank, N.A., 111
Wall Street, 15th Floor, New York, New York 10043, Attention: Peggy Everett
(telephone: (212) 657-5316; facsimile: (212) 657-2762), (b) any communications to the Company with respect to this Agreement shall be addressed to Lehman
Brothers Holdings Inc., 745 Seventh Avenue, New York, New York 10019, Attention:
Treasurer (telephone: (212) 526-7000; facsimile: (646) 758-3204), with a copy to
399 Park Avenue, New York, New York 10022, Attention: Corporate

                                       23

Secretary (telephone: (212) 526-7000; facsimile: (212) 526-0357), and (c) any communications to the Calculation Agent with respect to this Agreement shall be addressed to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019,
Attention: Equity Derivatives Trading (telephone: (212) 526-7000; facsimile:
(646) 758-4942) (or such other address as shall be specified in writing by the
Warrant Agent, the Company or the Calculation Agent, respectively).

     SECTION 7.05. Notices to Holders. The Company may cause to have notice given to the Warrantholders by providing the Warrant Agent with a form of notice to be distributed by the Depository to Participants in accordance with the custom and practices of the Depository.

     SECTION 7.06. Obtaining of Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and the AMEX or any successor United States national securities exchange and (b) any and all filings or notices under United States Federal and state securities laws, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Global Warrant Certificates or the exercise of the Warrants.

     SECTION 7.07. Persons Having Rights Under This Agreement. Nothing in this
Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the
Calculation Agent, the registered holder of the Global Warrant Certificates and the Warrantholders any right, remedy or claim under or by reason of this
Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the
Company, the Warrant Agent, the Calculation Agent, and their respective successors, the registered holder of the Global Warrant Certificates and of the
Warrantholders.

     SECTION 7.08. Inspection of Agreement. A copy of this Agreement shall be available during the Warrant Agent's normal business hours at the Warrant
Agent's Office, which is located at 111 Wall Street, 15th Floor, New York, New
York 10043, for inspection by the Warrantholders, Participants or any person certified by any Participant to be an indirect participant of the Depository or any person certified by any Participant to be a Warrantholder, in each case, on behalf of whom such Participant holds Warrants.

     SECTION 7.09. Headings.The descriptive headings of the several Articles and
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 7.10. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts taken together shall constitute but one and the same instrument.
Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

                                       24

     SECTION 7.11. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                       25

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                      LEHMAN BROTHERS HOLDINGS INC.

                                      By: /s/  James J. Killerlane III
                                          -------------------------------------
                                          Name:  James J. Killerlane III
                                          Title: Vice President

                                      CITIBANK, N.A., as Warrant Agent

                                      By: /s/  John W. Reasor
                                          -------------------------------------
                                          Name:  John W. Reasor
                                          Title: Vice President

                                      LEHMAN BROTHERS INC., as Calculation Agent

                                      By: /s/  James J. Killerlane III
                                          -------------------------------------
                                          Name:  James J. Killerlane III
                                          Title: Vice President

                                       26

                                                                       EXHIBIT A

                      [FORM OF GLOBAL WARRANT CERTIFICATE]

No. 1                                                        CUSIP No. 524908456
          LEHMAN BROTHERS HOLDINGS INC.
          _________Warrants
          Nikkei 225(SM) Index Call Warrants
          Expiring May 8, 2007

     This certifies that CEDE & Co., or registered assigns, is the registered holder of _________ Nikkei 225(SM) Index Call Warrants Expiring May 8, 2007 (the
"Warrants"). Each Warrant entitles the beneficial owner thereof (each a
"Warrantholder") to receive, subject to the conditions set forth herein and in the Warrant Agreement (as defined below), from Lehman Brothers Holdings Inc.
(the "Company") an amount in U.S. dollars (rounded down to the nearest one-hundredth of a cent) (the "Cash Settlement Value") that is the greater of
(A) zero and (B) the product of (i) the quotient obtained by dividing (x) the amount, if any, by which the Final Index Level for the applicable Valuation Date exceeds the Strike Price by (y) the Initial Index Level and (ii) the Notional
Amount. In no event shall a Warrantholder be entitled to any interest on any
Cash Settlement Value. Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

     The "Final Index Level" shall mean the Closing Index Level on the applicable Valuation Date, subject to postponement if a Market Disruption Event occurs. If the Calculation Agent determines that on a Scheduled Trading Day that would otherwise be a Valuation Date a Market Disruption Event has occurred and is continuing, then the Final Index Level to be used in the calculation of the
Cash Settlement Value in respect of an exercise of Warrants shall be calculated using as the Valuation Date the next Scheduled Trading Day on which there is not a Market Disruption Event; provided, however, if a Market Disruption Event occurs on each of the eight Scheduled Trading Days following the originally scheduled Valuation Date, then (a) that eighth Scheduled Trading Day shall be deemed the Valuation Date and (b) the Calculation Agent shall determine the
Final Index Level based upon its good faith estimate of the level of the
Relevant Index on that eighth Scheduled Trading Day.

     The "Valuation Date" for a Warrant will be the first Scheduled Trading Day following the Exercise Date, subject to postponement as a result of a Market
Disruption Event as described in the Warrant Agreement.

     A "Scheduled Trading Day" shall mean any day on which a Relevant Index is published by its publisher or otherwise determined by the Calculation Agent pursuant to this Agreement.

     "Closing Index Level" shall mean, with respect to any Relevant Index on any particular day, (a) the closing level of the Relevant Index as reported by the publisher of the Relevant Index on such day, as determined and adjusted by the
Calculation Agent pursuant to the Warrant Agreement, or (b) as otherwise determined by the Calculation Agent pursuant to the

                                      A-1

Warrant Agreement if the Relevant Index has been discontinued or in the circumstances described in the proviso in the definition of "Final Index Level"
above.

     The "Strike Price" shall equal the Initial Index Value.

     The "Initial Index Level" shall mean 11192.17, the Closing Index Level on
May 6, 2005.

     "Notional Amount" shall equal $66.00.

     Subject to the terms of the Warrant Agreement, each Warrant may be irrevocably exercised in whole but not in part on any Business Day from July 10,
2005 until 3:00 p.m., New York City time, on the earlier of (i) the Business Day immediately preceding May 8, 2007 (May 8, 2007 being referred to herein as the
"Expiration Date") and (ii) the Business Day immediately preceding the Delisting
Date, if any. Except in the event of automatic exercise (as described in the
Warrant Agreement), each Warrant shall be irrevocably exercised upon receipt by the Warrant Agent of such Warrant delivered free on the records of the
Depository to the Warrant Agent's Depository Participant Account (entitled
Citibank, N.A. Corporate Trust Warrant Agent Account, No. 9082, or such other account at the Depository as the Warrant Agent shall designate in writing to the
Company) (the "Warrant Account") pursuant to an Exercise Notice to the Warrant
Agent from a Participant, in the case of Warrants held through the facilities of the Depository, a Clearstream participant, in the case of Warrants held through
Clearstream, or a Euroclear participant, in the case of Warrants held through
Euroclear, acting, directly or indirectly, on behalf of the Warrantholder;
provided, however, that Exercise Notices are subject to rejection by the Warrant
Agent as provided in the Warrant Agreement. Except with respect to the Limit
Option, an Exercise Notice shall be unconditional.

     This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant
Agreement, dated as of May 11, 2005 (the "Warrant Agreement"), among the
Company, Citibank, N.A. (the "Warrant Agent") and Lehman Brothers Inc. (the
"Calculation Agent"), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Warrantholders, the entities through which such Warrantholders hold their beneficial interests in the Warrants and the registered holder of this Global Warrant Certificate consent by acceptance of this Global Warrant Certificate by the Depository and which Warrant Agreement is hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office, which is located at 111 Wall Street, 15th Floor,
New York, New York 10043.

     The Warrants constitute direct, unconditional and unsecured obligations of the Company and rank equally with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

     Subject to the terms of the Warrant Agreement and this Global Warrant
Certificate, and except for Warrants (x) subject to automatic exercise, (y) for which exercise is

                                      A-2

delayed pursuant to the Warrant Agreement or (z) which are held through the facilities of Clearstream or Euroclear, and subject to the Limit Option, the
"Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant
Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 p.m., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice after 3:00 p.m., New York City time, on a Business Day, then the Business Day following such Business Day.

     In the case of Warrants held through the facilities of Clearstream or
Euroclear, except for Warrants subject to automatic exercise, and subject to the
Limit Option, the "Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 p.m.,
New York City time, on such day; provided that the Warrant is received by the
Warrant Agent by 3:00 p.m., New York City time, on the Valuation Date, or (ii)
if the Warrant Agent receives such Exercise Notice after 3:00 p.m., New York
City time, on a Business Day, then the Business Day following such Business Day;
provided that the Warrant is received by 3:00 p.m., New York City time, on the
Valuation Date relating to exercises of Warrants on the applicable Valuation
Day. In the event that a Warrant is received after 3:00 p.m., New York City time, on the applicable Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a
Business Day, the following Business Day. In the case of Warrants held through the facilities of Euroclear, (a) participants must also transmit, by facsimile, to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by
3:00 p.m., New York City time, on the desired Exercise Date and (b) Euroclear must confirm by telex to the Warrant Agent by 9:00 a.m., New York City time, on the applicable Valuation Date that the Warrants will be received by the Warrant
Agent on such date; provided that if such telex communication is received after
9:00 a.m., New York City time, on the applicable Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise
Notice or waive the requirement for timely delivery of such telex communication.

     Subject to the terms of the Warrant Agreement and except in the event of automatic exercise, in connection with any exercise of Warrants, the related
Exercise Notice may specify that such exercise is subject to the condition that the Final Index Level that would otherwise be used to determine the Cash
Settlement Value of such Warrants shall not have declined by five percent (5%)
or more from the Limit Option Index Level for such Warrants. "Limit Option Index
Level", with respect to any Warrants subject to the Limit Option, means the last available Closing Index Level as of the applicable Exercise Date. The option of a Warrantholder to condition an exercise of Warrants as provided in the Warrant
Agreement is herein referred to as the "Limit Option". To be valid, such election must be specified in the related Exercise Notice. Each of the Warrant
Agent and the Company shall be entitled to rely conclusively on such Exercise
Notice, as received by the Warrant Agent, in determining whether such election has been validly made.

     The valuation of and payment for any exercised Warrant may be postponed as a result of a Market Disruption Event or as a result of the exercise of a number of Warrants exceeding the maximum permissible amount as described herein, in which case the Warrantholder will receive the Cash Settlement Value determined as of a later date.

                                      A-3

     Subject to the terms of the Warrant Agreement, in the event the Warrants are delisted from, or permanently suspended from trading on (within the meaning of the Securities Exchange Act of 1934, as amended), the AMEX and not accepted at the same time for listing on another United States national securities exchange, Warrants not previously exercised will be deemed automatically exercised on the Delisting Date, in which case the Warrantholder will receive the Cash Settlement Value.

     All Warrants for which the Warrant Agent has not received an Exercise
Notice in proper form at or prior to 3:00 p.m., New York City time, on the earlier of (i) the Business Day immediately preceding the Expiration Date or
(ii) the Business Day immediately preceding the Delisting Date, if any, or for which the Warrant Agent has received an Exercise Notice in proper form but with respect to which timely delivery of the relevant Warrants has not been made, will be deemed automatically exercised on such date without any requirement of an Exercise Notice to the Warrant Agent.

     The Warrants will be issued in denominations of 100 Warrants and whole multiples of 100.

     Subject to the terms of the Warrant Agreement, all exercises of Warrants
(except in the case of automatic exercise of Warrants) shall be subject, at the
Calculation Agent's option, to the limitation that not more than 400,000
Warrants in total may be exercised on any Exercise Date. No fewer than 500
Warrants may be exercised by a Warrantholder at any one time, except in the case of automatic exercise of Warrants.

     The Company intends to treat and, by purchasing a Warrant, the
Warrantholder agrees to treat, for all tax purposes, a Warrant as a cash settlement option within the meaning of section 1234(c) of the Internal Revenue
Code of 1986, as amended.

     Prior to due presentment for registration of transfer, the Company, the
Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

     The Warrant Agent shall, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate in its records (which may be maintained electronically) to be maintained by it for that purpose at the Warrant Agent's Office upon surrender hereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder hereof or by the duly appointed legal representative or duly authorized attorney thereof, such signature to be guaranteed by a bank or trust company with a correspondent office in New York City or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant
Certificate shall be issued to the transferee.

                                      A-4

     The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

     THIS GLOBAL WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      A-5

     IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be duly executed.

Dated:                                 LEHMAN BROTHERS HOLDINGS INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

[Corporate Seal]

Attest:

--------------------------------------
Assistant Secretary

Countersigned for authentication
purposes only as of the
date above written:

CITIBANK, N.A.
as Warrant Agent,

By:
    ----------------------------------
    Authorized Officer

                                      A-6

                                                                       EXHIBIT B

                             FORM OF EXERCISE NOTICE

For Warrants Represented by the Global Warrant Certificate
CUSIP No.: 524908456
Citibank, N.A.
111 Wall Street, 15th Floor Zone 8
New York, New York 10043
Attn: Sebastian Andrieszyn
Telephone No.: (212) 657-9055
Facsimile No.: (212) 657-1020

Attention:

     1. We refer to the Warrant Agreement dated as of May 11, 2005 (the "Warrant
Agreement"), among Lehman Brothers Holdings Inc. (the "Company"), Citibank,
N.A., as Warrant Agent (the "Warrant Agent"), and Lehman Brothers Inc., as
Calculation Agent (the "Calculation Agent"). On behalf of certain beneficial owners, each of whose Warrants have been, or will be, transferred to the Warrant
Agent in accordance with the provisions of the Representations Letter relating to the Warrants, we hereby irrevocably exercise Warrants (the "Tendered
Warrants"). We hereby acknowledge that the Tendered Warrants and this Exercise
Notice must be received by you by 3:00 p.m., New York City time, on a Business
Day in order for the Valuation Date for the Tendered Warrants to be the
Scheduled Trading Day following such Business Day and that, if the Tendered
Warrants and this Exercise Notice are received by you after 3:00 p.m., New York
City time, on a Business Day (or, in the case of Warrants held through
Clearstream or Euroclear, if the Warrants are not received by 3:00 p.m., New
York City time, on the first Scheduled Trading Day following such Business Day), the Valuation Date of the Tendered Warrants shall be the following Scheduled
Trading Day, in each case subject to certain provisions of the Warrant
Agreement.

     2. If you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

     3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

     By cashier's check or an official bank check;
     By wire transfer to the following U.S. Dollar
     bank account in the United States:

     (Minimum payments of $100,000 only) Bank:

     Account No.:
                  --------------------------------------

                                      B-1

     ABA Routing No.:
                      -----------------------------------

     Reference:
                -----------------------------------------

     4. The Tendered Warrants covered hereby [ARE/ARE NOT] subject to the Limit
Option.(1)

     FOR DEPOSITORY PARTICIPANTS ONLY

     5. We hereby certify that we are a Participant of The Depository Trust
Company (the "Depository") with the present right to use and receive its services.

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:

     NAME OF DEPOSITORY PARTICIPANT
     Participant Number

     NAME OF EUROCLEAR PARTICIPANT
     Participant Number

     NAME OF CLEARSTREAM PARTICIPANT
     Participant Number

     By:
         ------------------------------------------------
     Authorized Signature
     Address:
     Telephone:  (                                )

---------------
(1) Separate Exercise Notices shall be submitted with respect to Warrants subject to the Limit Option and Warrants not subject to the Limit Option.

                                      B-2

                                                                       EXHIBIT C

                            CONFIRMATION OF EXERCISE

[Name of Depository Participant]
[Name of Euroclear Participant]
[Name of Clearstream Participant]
[Address]

     We hereby confirm receipt of your Exercise Notice with respect to
_______________ Warrants (the "Tendered Warrants") which were transferred by you to our Depository Participant Account No. ______________. We have found such
Notice to be duly completed and in proper form, and we have verified, in the manner provided in the Warrant Agreement, dated as of May 11, 2005 (the "Warrant
Agreement"), among Lehman Brothers Holdings Inc., Citibank, N.A. and Lehman
Brothers Inc., that you are a Depository Participant. The Valuation Date of the
Tendered Warrants was on ____________ in New York City.

     [As set forth in your Exercise Notice, none of the Warrants covered thereby is subject to the Limit Option. Accordingly, for purposes hereof, all such
Warrants shall constitute Tendered Warrants, which number we hereby confirm to be __________________.] [Your Exercise Notice stated that the Warrants covered thereby are subject to the Limit Option. The Initial Index Level for such
Warrants is _______; the Strike Price is _______; and the Final Index Level for
the date that would otherwise be the Valuation Date for such Warrants is
________________. Such Final Index Level is not less than the Limit Option Index
Level by five percent (5%) or more. Accordingly, for purposes hereof, all such
Warrants shall constitute Tendered Warrants. We hereby confirm the number of such Tendered Warrants to be __________.]

     We hereby confirm that the aggregate Cash Settlement Value of the Tendered
Warrants is $_____________ ($_____ per Warrant), which will be made available to
[you] as designated in your Exercise Notice.

     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement.

Dated:

                                       CITIBANK, N.A., as Warrant Agent,

                                       By:
                                           ------------------------------------
                                           Authorized Signature

                                      C-1

                               NOTICE OF REJECTION

[Name of Depository Participant]
[Name of Euroclear Participant]
[Name of Clearstream Participant]
[Address]

Dated:

     You are hereby notified that the Exercise Notice delivered by you was determined by us not to have been [duly completed] [in proper form]] [such
Warrants were not transferred to our Depository Participant Account No.
___________ on a timely basis as provided in the Warrant Agreement] [we did not receive from Euroclear a Euroclear Confirmation that proper delivery of the
Warrants to which the Exercise Notice delivered by you relates would be made on a timely basis], as set forth in the Warrant Agreement, dated as of May 11, 2005
(the "Warrant Agreement"), among Lehman Brothers Holdings Inc., Citibank, N.A.
and Lehman Brothers Inc. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement.

                                       CITIBANK, N.A., as Warrant Agent,

                                       By:
                                           ------------------------------------
                                           Authorized Signature

                                      C-2

                                                                       EXHIBIT D

                               NOTICE OF REJECTION

RELATING TO LIMIT OPTION
[Name of Depository Participant]
[Name of Euroclear Participant]
[Name of Clearstream Participant]
[Address]

     We refer to your Exercise Notice dated ____________, _____, with respect to
__________ Warrants that were subject to the Limit Option. The Initial Index
Level and Strike Price for such Warrants are _____ and _____, respectively, and the Final Index Level for the date that would otherwise be the Valuation Date for such Warrants is ______. Such Final Index Level is less than the Limit
Option Index Level for such Warrants by five percent (5%) or more. Accordingly, we have rejected such Exercise Notice pursuant to the Limit Option.

     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement, dated as of May 11, 2005, among
Lehman Brothers Holdings Inc, Citibank, N.A. and Lehman Brothers Inc.

Dated:

                                       CITIBANK, N.A., as Warrant Agent,

                                       By:
                                           ------------------------------------
                                           Authorized Signature

                                      D-1